Exhibit 99.2

MSCI INC. AND RISKMETRICS GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

On June 1, 2010, MSCI Inc. (“MSCI”) acquired RiskMetrics Group, Inc. (“RiskMetrics”).  Under the terms of the Agreement and Plan of Merger dated as of February 28, 2010 (the “Merger Agreement”) by and among MSCI, Crossway Inc. (“Merger Sub”), a wholly owned subsidiary of MSCI, and RiskMetrics, Merger Sub merged with and into RiskMetrics (the “Merger”), with RiskMetrics continuing as the surviving corporation and a wholly owned subsidiary of MSCI. MSCI and RiskMetrics began joint operations immediately after the Merger became effective. The unaudited pro forma condensed combined statements of income and the unaudited pro forma condensed combined statement of financial condition are based upon the historical consolidated financial statements of MSCI and RiskMetrics after giving effect to the Merger, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

MSCI and RiskMetrics have different fiscal year ends. For ease of reference, all pro forma statements use MSCI’s period end date and no adjustments were made to RiskMetrics’ reported information for its different period end dates. Accordingly, the unaudited pro forma condensed combined statement of income for the year ended November 30, 2009 combines MSCI’s audited consolidated statement of income for the fiscal year ended November 30, 2009 with RiskMetrics’ consolidated statement of operations for the fiscal year ended December 31, 2009, and is presented as if the Merger had occurred on December 1, 2008, the first day of MSCI’s fiscal year ended November 30, 2009.  The unaudited pro forma condensed combined statement of income for the three months ended February 28, 2010 combines MSCI’s unaudited condensed consolidated statement of income for the three months ended February 28, 2010 with RiskMetrics’ unaudited quarterly financial data for the three months ended March 31, 2010, and is presented as if the Merger had occurred on December 1, 2008, the first day of MSCI’s fiscal year ended November 30, 2009. The unaudited pro forma condensed combined statement of financial condition as of February 28, 2010, combines MSCI’s February 28, 2010 unaudited condensed consolidated statement of financial condition with RiskMetrics’ March 31, 2010 unaudited consolidated balance sheet, and is presented as if the Merger had occurred on February 28, 2010.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statement of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with the:

•
separate historical financial statements of MSCI as of and for the year ended November 30, 2009 and the related notes included in MSCI’s Annual Report on Form 10-K for the year ended November 30, 2009;

•
separate historical financial statements of RiskMetrics as of and for the year ended December 31, 2009 and the related notes included in RiskMetrics’ Annual Report on Form 10-K for the year ended December 31, 2009;

•
separate historical financial statements of MSCI as of and for the three months ended February 28, 2010 and the related notes included in MSCI’s Quarterly Report on Form 10-Q for the three months ended February 28, 2010; and

•
separate historical financial statements of RiskMetrics as of and for the three months ended March 31, 2010 and the related notes included in RiskMetrics’ Quarterly Report on Form 10-Q for the three months ended March 31, 2010.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. There were no material transactions between MSCI and RiskMetrics during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles (“GAAP”), which are subject to change and interpretation. MSCI has been treated as the acquirer in the Merger for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and may be revised as additional information becomes available and as additional analyses are performed.  Differences between these preliminary estimates reflected in these unaudited condensed combined financial statements and the final acquisition accounting will likely occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Merger or the costs to integrate the operations of MSCI and RiskMetrics or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Unaudited Pro Forma Condensed Combined
Statement of Income
For the Year Ended November 30, 2009
(in thousands, except per share data)

	MSCI	RiskMetrics	Pro Forma Adjustments		Pro Forma Combined
	(unaudited)
Operating revenues	$442,948	$303,361	$—		$746,309

Cost of services	118,665	134,782	—		253,447
Selling, general and administrative	135,780	71,155	—		206,935
Amortization of intangible assets	25,554	23,441	26,550	(b)	75,545
Depreciation and amortization of property, equipment and leasehold improvements	11,957	8,349	—		20,306
Total operating expenses	291,956	237,727	26,550		556,233
Operating income	150,992	65,634	(26,550)		190,076

Interest income	(1,053)	(570)	1,576	(c)	(47)
Interest expense	19,683	20,825	25,877	(d)	66,385
Other expense (income)	641	(1,307)	—		(666)
Other expense (income), net	19,271	18,948	27,453		65,672
Income before provision for income taxes	131,721	46,686	(54,003)		124,404
Provision for income taxes	49,920	15,560	(20,608)	(e)	44,872
Net income	$81,801	$31,126	$(33,395)		$79,532
Earnings per basic common share	$0.81	$0.50			$0.70
Earnings per diluted common share	$0.80	$0.46			$0.67
Weighted average shares outstanding used in computing earnings per share
Basic	100,607	62,021	(49,383)		113,245
Diluted	102,475	67,943	(51,005)		119,413

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 6. Pro Forma Adjustments.

Unaudited Pro Forma Condensed Combined
Statement of Income
For the Three Months Ended February 28, 2010
(in thousands, except per share data)

	MSCI	RiskMetrics	Pro Forma Adjustments		Pro Forma Combined
	(unaudited)
Operating revenues	$121,680	$77,046	$—		$198,726

Cost of services	29,291	38,670	—		67,961
Selling, general and administrative	37,461	16,499	(4,076)	(a)	49,884
Amortization of intangible assets	4,278	5,910	6,588	(b)	16,776
Depreciation and amortization of property, equipment and leasehold improvements	3,393	2,151	—		5,544
Total operating expenses	74,423	63,230	2,512		140,165
Operating income	47,257	13,816	(2,512)		58,561

Interest income	(408)	(114)	516	(c)	(6)
Interest expense	4,436	4,993	7,168	(d)	16,597
Other expense (income)	(608)	774	—		166
Other expense (income), net	3,420	5,653	7,684		16,757
Income before provision for income taxes	43,837	8,163	(10,196)		41,804
Provision for income taxes	16,319	2,904	(5,162)	(e)	14,061
Net income	$27,518	$5,259	$(5,034)		$27,743
Earnings per basic common share	$0.26	$0.08			$0.24
Earnings per diluted common share	$0.26	$0.08			$0.23
Weighted average shares outstanding used in computing earnings per share
Basic	105,235	64,131	(51,493)		117,873
Diluted	105,844	69,421	(52,943)		122,322

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 6. Pro Forma Adjustments.

Unaudited Pro Forma Condensed Combined
Statement of Financial Condition
As of February 28, 2010
(in thousands)

	MSCI	RiskMetrics	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Cash and cash equivalents	$84,349	$242,650	$(245,996)	(g)	$81,003
Short-term investments	358,145	—	(358,145)	(g)	—
Accounts receivable, net of allowance for doubtful accounts	113,901	34,343	—		148,244
Deferred tax assets	23,877	834	(1,638)	(f)	23,073
Prepaid and other assets	21,576	33,358	4,390	(h)(k)	59,324

Total current assets	601,848	311,185	(601,389)		311,644
Property, plant and equipment, net of accumulated depreciation	27,256	13,471	—		40,727
Goodwill	441,623	325,605	972,809	(i)	1,740,037
Intangible assets, net of accumulated amortization	115,911	129,499	504,228	(j)	749,638
Other non-current assets	9,236	5,769	18,093	(h)(k)	33,098

Total assets	$1,195,874	$785,529	$893,741		$2,875,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$406	$3,856	$—		$4,262
Accrued compensation and related benefits	21,517	15,085	—		36,602
Other accrued liabilities	30,088	8,312	(4,191)	(l)	34,209
Current maturities of long-term debt	42,088	2,966	(33,367)	(g)(h)(m)	11,688
Deferred revenue	168,311	114,464	—		282,775

Total current liabilities	262,410	144,683	(37,558)		369,536
Long-term debt, net of current maturities	327,099	284,688	645,151	(g)(h)(m)	1,256,938
Deferred taxes	38,443	29,869	208,827	(f)	277,139
Other non-current liabilities	22,261	18,105	(13,786)	(n)	26,580

Total liabilities	650,213	477,345	802,634		1,930,192

Preferred stock	—	—	—		—
Common stock	1,057	671	(545)	(o)	1,183
Treasury stock	(21,614)	(579)	579	(p)	(21,614)
Additional paid-in capital	461,035	493,772	(68,174)	(q)	886,633
Retained earnings (accumulated deficit)	111,531	(175,012)	146,026	(g)(h)(r)	82,545
Accumulated other comprehensive income/(expense)	(6,348)	(10,668)	13,221	(s)	(3,795)

Total stockholders’ equity	545,661	308,184	92,634		946,479

Total liabilities and stockholders’ equity	$1,195,874	$785,529	$893,741		$2,875,144

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 6. Pro Forma Adjustments.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1. Description of Transaction

On June 1, 2010, MSCI acquired RiskMetrics pursuant to the Merger Agreement for consideration of approximately $1,572.4 million, which includes MSCI class A common stock valued at approximately $371.8 million, MSCI stock options and restricted stock awards valued at $53.9 million and cash of approximately $1,146.7 million.

With certain limited exceptions, each share of RiskMetrics common stock issued and outstanding immediately prior to the consummation of the Merger was converted into the right to receive a combination of $16.35 in cash, without interest, and 0.1802 of a share of MSCI class A common stock (collectively, the “Merger Consideration”) in a taxable transaction.

In connection with the Merger, each RiskMetrics option outstanding as of the effective time of the Merger was converted into an adjusted option to acquire shares of MSCI class A common stock, on the same terms and conditions as were applicable under the RiskMetrics option immediately prior to the completion of the Merger. The number of shares of MSCI class A common stock subject to the adjusted option was equal to the product of (i) the number of shares of RiskMetrics common stock subject to the RiskMetrics option immediately prior to the completion of the Merger multiplied by (ii) 0.726, rounded down to the nearest whole share. The exercise price per share of MSCI class A common stock subject to an adjusted option was an amount (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of RiskMetrics common stock subject to the RiskMetrics option immediately prior to the completion of the Merger divided by (B) 0.726. Also, at the completion of the Merger, each restricted stock award (which represents a share of RiskMetrics common stock subject to vesting and forfeiture restrictions) outstanding as of the effective time of the Merger, was converted into a restricted stock award relating to a number of shares of MSCI class A common stock equal to the product of (i) the number of shares of RiskMetrics common stock subject to the RiskMetrics restricted stock award immediately prior to the completion of the Merger multiplied by (ii) 0.726, rounded to the nearest whole share (with 0.50 being rounded upward). Each converted restricted stock award remains subject to the same vesting and forfeiture terms as were applicable to the RiskMetrics restricted stock award immediately prior to the completion of the Merger.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of MSCI and RiskMetrics. Certain reclassifications have been made to the historical consolidated financial statements of RiskMetrics to conform with MSCI’s presentation, primarily related to the presentation of research and development, selling and marketing, general and administrative, loss on disposal of property and equipment, other expenses, income taxes receivable, other receivables and prepaid expenses, deferred financing costs, accrued expenses, other current liabilities and deferred revenue. All pro forma statements use MSCI’s period end date and no adjustments were made to RiskMetrics’ reported information for its different period end dates.

The acquisition method of accounting is based on the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Subtopic 805-10, Business Combinations, and uses the fair value concepts defined in ASC Subtopic 820-10, Fair Value Measurements and Disclosures, which MSCI has adopted as required. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under GAAP, which is subject to change and interpretation. ASC Subtopic 805-10 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC Subtopic 805-10 establishes that the consideration transferred be measured at the closing date of the Merger at the then-current market price.

ASC Subtopic 820-10 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC Subtopic 820-10 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, MSCI may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect MSCI’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the Merger, at their respective fair values and added to those of MSCI. Financial statements and reported results of operations of MSCI issued after completion of the Merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of RiskMetrics.

Under ASC Subtopic 805-10, acquisition-related transaction costs (i.e., advisory, legal, valuation, and other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total acquisition-related transaction costs expected to be incurred by MSCI are estimated to be approximately $20.7 million, $2.2 million of which MSCI estimates had been incurred in the three months ended February 28, 2010, and are reflected in these unaudited pro forma condensed combined financial statements as a reduction to cash and retained earnings. The unaudited pro forma condensed combined financial statements do not reflect any acquisition-related restructuring charges incurred in connection with the Merger but these costs will be expensed as incurred. The unaudited pro forma condensed combined financial statements do not reflect anticipated acquisition-related transaction costs to be incurred by RiskMetrics, which are estimated to be approximately $12.8 million, $1.8 million of which RiskMetrics estimates to have been incurred during the first three months of 2010.

3. Accounting Policies

As a result of the continuing review of RiskMetrics’ accounting policies, MSCI may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.  At this time, MSCI is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

4.  Consideration Transferred

In accordance with existing GAAP standards, the fair value of MSCI’s class A common stock issued as part of the consideration transferred was measured on the closing date of the Merger at the then-current market price multiplied by the exchange ratio.  Within a few days following the effective time of the Merger, a final determination of the number of shares of RiskMetrics’ common stock issued and outstanding and other equity interests entitled to receive consideration is expected to be completed, and, at that time, additional shares of MSCI class A common stock or cash may be issued to RiskMetrics’ stockholders.  The following provides a reasonable indication of consideration transferred to effect the acquisition of RiskMetrics:

	Conversion Calculation	Estimated Fair Value	Form of Consideration
	(in thousands, except exchange ratio and per share amounts)
Number of shares of RiskMetrics common stock outstanding (excluding unvested RiskMetrics restricted stock awards) as of the effective time of the Merger	70,135
Multiplied by the product of MSCI’s closing stock price on June 1, 2010 and 0.1802 ($29.42*0.1802)	$5.30	$371,820	MSCI class A common stock

Merger Consideration for unvested MSCI restricted stock awards and vested and unvested MSCI stock options exchanged for outstanding unvested RiskMetrics restricted stock awards and vested and unvested RiskMetrics stock options		$55,431	MSCI restricted stock awards and MSCI stock options
Number of shares of RiskMetrics common stock outstanding (excluding unvested RiskMetrics restricted stock awards) as of the effective time of the Merger	70,135
Multiplied by the cash portion of Merger Consideration per common share outstanding	$16.35	$1,146,707	Cash

Consideration transferred		$1,573,958

5. Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is an estimate of the assets to be acquired and the liabilities to be assumed by MSCI in the Merger as if it had occurred on February 28, 2010, reconciled to the consideration transferred.  The final valuation of net assets acquired, using acquisition date assets and liabilities, is expected to be completed as soon as possible after the closing date of the Merger.

(in thousands)

Book value of net assets acquired at February 28, 2010	$308,184
Adjusted for:
Elimination of existing goodwill and intangible assets	(455,104)
Elimination of existing deferred taxes on goodwill, intangible assets and interest rate swap	38,898
Elimination of existing deferred financing fees	(3,928)

Adjusted book value of net assets acquired	$(111,950)
Adjustments to:
Identifiable intangible assets(a)	633,727
Debt(b)	—
Non-contractual contingencies(c)	(35)
Taxes(d)	(247,725)
Goodwill(e)	1,298,414

Estimate of consideration expected to be transferred	$1,572,431

(a)
As of the completion of the Merger, identifiable intangible assets are required to be measured at fair value consistent with ASC Subtopic 820-10. The fair value measurements were performed after considering the highest and best use of the acquired intangible assets by market participants.

The fair value of the identifiable intangible assets was determined using either the income or cost approach. The income approach, which relies on future estimates of cash flows, was used to estimate the fair value of acquired customer relationships, technology, proprietary processes, trade names and non-compete agreements. Prior to the consummation of the Merger, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other relevant laws and regulations, imposed significant limitations regarding what MSCI could learn about the specifics of the RiskMetrics intangible assets.

At this time, MSCI is just beginning to collect complete information as to the amount, timing and risk of cash flows of all of these intangible assets, particularly those assets still in the research and development phase, and, as a result, this process will take several months to complete. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of sales, research and development costs, sales and marketing expenses, and working capital/contributory asset charges); the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, as well as other factors. However, MSCI believes that the information gathered during the due diligence process prior to entering into the Merger Agreement and from RiskMetrics’ public disclosures were adequate to perform preliminary fair value measurements of the primary intangible assets. For purposes of these unaudited pro forma condensed combined financial statements and using publicly available information, such as historical product revenues, RiskMetrics’ cost structure, and certain other high-level assumptions, the fair value of the identifiable intangible assets and their weighted-average useful lives provide a reasonable indication of the adjustment that is likely to occur.

	Estimated Fair Value	Estimated Useful Life
	(in thousands)
Customer relationships—finite-lived	$429,600	13 to 15 years
Developed technology—finite-lived	55,900	4 to 7 years
Proprietary processes—finite-lived	5,400	6 years
Trade names—finite-lived	137,100	10 to 20 years
Internally developed software—finite-lived	787	3 years
Non-competes—finite-lived	4,940	2 years

Total	$633,727

Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill are also tested for impairment when certain indicators are present. In the future, if it were determined that intangible assets or goodwill are impaired, an impairment charge would be recorded at that time.

(b)
As of the completion of the Merger, debt is required to be measured at fair value. The fair value of long-term debt is disclosed in RiskMetrics’ Quarterly Report on Form 10-Q for the three months ended March 31, 2010. However, since the RiskMetrics outstanding debt was retired substantially concurrently with the completion of the Merger, the face value of the long-term debt should approximate the fair value to MSCI and, thus, no adjustment has been recognized.

(c)
Accounting guidance requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. As disclosed in RiskMetrics’ Annual Report on Form 10-K for the year ended December 31, 2009, RiskMetrics has certain contingent payment obligations from its acquisition of Applied4 Technology Ltd (“Applied4”). Based on discussions with RiskMetrics, a probability of a payout was established given the recent financial performance of the Applied4 business and this payout value was calculated. There is no guarantee that this specific amount will be paid out.

(d)
As of the completion of the Merger, MSCI will provide deferred taxes and other tax adjustments as part of the accounting for the acquisition, primarily related to the estimated fair value adjustments for net acquired intangibles and the elimination of deferred tax assets on RiskMetrics’ interest rate swaps, which were terminated substantially concurrently with the completion of the Merger (see Note 6. Pro Forma Adjustments).

(e)
Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

6. Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction, Note 2. Basis of Presentation, Note 4. Consideration Transferred and Note 5. Estimate of Assets to be Acquired and Liabilities to be Assumed. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)
To eliminate advisory, legal and regulatory costs incurred, which are directly attributable to the Merger but which are not expected to have a continuing impact on the combined entity’s results, as follows:

	Year Ended November 30, 2009	Three Months Ended February 28, 2010
	(in thousands)
MSCI’s advisory, legal and regulatory costs incurred	$—	$(2,250)
RiskMetrics’ advisory, legal and regulatory costs incurred	—	(1,826)

Total	$—	$(4,076)

(b)	To record an estimate of intangible asset amortization:

	Year Ended November 30, 2009	Three Months Ended February 28, 2010
	(in thousands)
Eliminate RiskMetrics’ amortization of intangible assets	$(23,441)	$(5,910)
Estimated amortization of acquired intangible assets	49,991	12,498

Total	$26,550	$6,588

(c)
To record the estimate of forgone interest, dividend and investment income on the combined company’s cash and cash equivalents and short-term investments used to effect the Merger. MSCI estimated the forgone interest income of the combined company as follows:

•
the loss of RiskMetrics’ entire interest income of $0.6 million in 2009 and $0.1 million in the first three months of 2010 has been assumed, under the assumption that all of RiskMetrics’ cash would be used to partially fund the Merger; and

•
the loss of approximately $1.0 million in 2009 and $0.4 million in the first three months of 2010 of MSCI’s interest income on cash and short-term investments has been assumed, under the assumption that a portion of the cash and all investments will be used to partially fund the Merger. MSCI’s estimate is based on a weighted-average annual interest rate realized in 2009 of 0.03%.

(d)	To record the estimated incremental interest expense on the new debt to finance the Merger.

	Year Ended November 30, 2009	Three Months Ended February 28, 2010
	(in thousands)
Eliminate RiskMetrics’ interest expense	$(20,825)	$(4,993)
Eliminate MSCI’s interest expense	(19,683)	(4,436)
Estimated interest expense on new debt	60,563	15,141
Estimated amortization of deferred financing fees	5,672	1,418
Estimated amortization of prepaid annual agency fees	150	38

Total	$25,877	$7,168

MSCI estimates interest expense of $60.6 million in 2009 and $15.1 million in the first three months of 2010 based upon the $1,275.0 million of borrowings under the term loan. The calculation of the interest expense on the term loan was estimated using an interest rate of 4.75%.

In addition, MSCI incurred, or expects to incur, fees of $34.0 million associated with the new debt. For purposes of the unaudited pro forma condensed combined statement of income, $5.7 million and $1.4 million of these fees were included as adjustments to pro forma interest expense in 2009 and in the first three months of 2010, respectively.

The amounts that MSCI will ultimately pay under the new debt could vary significantly from what is assumed in these unaudited pro forma condensed combined financial statements, and will depend on the actual timing and amount of repayments under the new debt and MSCI’s leverage, among other factors.

(e)
To record an estimate of the tax impacts of the acquisition on the statement of income, primarily related to the additional interest expense associated with the incremental debt to finance the Merger and the additional amortization expense associated with the adjusted fair value of intangible assets resulting from the Merger. MSCI has generally assumed a 38% tax rate in 2009 and a 51% tax rate in the first three months of 2010 when estimating the tax aspects of the acquisition, representing a weighted-average estimate of the statutory tax rates in the various jurisdictions where these adjustments are reasonably expected to occur. Although not reflected in these unaudited pro forma condensed combined financial statements, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including repatriation decisions, cash needs and the geographical mix of income.

(f)
To record an estimate of the current and long-term deferred tax impacts of the acquisition on the statement of financial condition. MSCI has generally assumed a 39% tax rate when estimating the deferred tax aspects of the acquisition. The adjustments are as follows:

(in thousands)
Eliminate MSCI’s deferred tax asset related to its interest rate swap	$(1,638)

Total current deferred tax adjustment	$(1,638)

Eliminate RiskMetrics’ deferred tax asset related to its interest rate swap	$5,435
Eliminate RiskMetrics’ deferred tax liability related to its intangible assets	(39,801)
Eliminate RiskMetrics’ deferred tax asset related to its goodwill	(4,532)
Estimated deferred tax liability related to acquired intangible assets	247,725

Total long-term deferred tax adjustment	$208,827

(g)
To record the cash portion of the Merger Consideration of approximately $1,146.7 million and to record estimated payments of $369.9 million and $287.7 million to retire the MSCI and RiskMetrics term facilities, respectively, which are assumed to be paid on or before the acquisition, $4.2 million and $13.8 million to retire the MSCI and RiskMetrics interest rate swaps, respectively, which are assumed to be paid on or before the acquisition, $34.2 million for deferred financing fees related to the new term loan facility, $3.0 million of which had been estimated as paid, $20.7 million for acquisition-related transaction costs, $2.2 million of which had been estimated as paid, and $0.8 million in non-recurring costs related to setting up the new credit facility. The cash is expected to be sourced from a combination of bank financing of $1,268.6 million, available cash and cash equivalents of $788.6 million and the sale or redemption of short-term investments of $358.1 million.

(h)
To record the elimination of $1.4 million and $3.3 million related to MSCI deferred financing fees included in “Prepaid and other current assets” and “Other non-current assets,” respectively, and the elimination of the

MSCI debt discount of $0.2 million and $0.6 million included in “Current maturities of long-term debt” and “Long-term debt, net of current maturities,” respectively.

(i)	To adjust goodwill to an estimate of acquisition-date goodwill, as follows:

(in thousands)
Eliminate RiskMetrics’ historical goodwill	$(325,605)
Estimated transaction goodwill	1,298,414

Total	$972,809

(j)	To adjust intangible assets to an estimate of fair value, as follows:

(in thousands)
Eliminate RiskMetrics’ historical intangible assets	$(129,499)
Estimated fair value of intangible assets acquired	633,727

Total	$504,228

(k)
Includes the elimination of $3.9 million of RiskMetrics’ deferred financing fees from “Other non-current assets” and the recording of $5.8 million in “Prepaid and other assets” and $25.4 million in “Other non-current assets” reflecting the deferred financing fees and prepaid agency fees associated with the new credit facility.

(l)	To retire the $4.2 million carrying value related to the MSCI interest rate swap.

(m)
To record the estimated amount of current and long-term liabilities under a new term loan facility that was incurred to finance a portion of the consideration transferred by MSCI in the Merger. In connection with the Merger, MSCI entered into a senior secured credit agreement dated as of June 1, 2010 (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and the other lenders party thereto, which is comprised of (i) a $1,275.0 million six-year term loan facility and (ii) a $100.0 million five-year revolving credit facility. A discount of 0.50% was applied to the proceeds on the issuance of the term loan facility.

Borrowings under the credit facilities are expected to bear interest at a rate equal to the greater of London Interbank Offered Rate (“LIBOR”), or 1.50%, plus a margin of 3.25%, which margin, beginning a specified period after the Merger, will be subject to adjustment based on MSCI’s leverage ratio.

(n)
To record the estimated fair value of the contingent liability related to RiskMetrics’ Applied4 acquisition and to retire the $13.8 million carrying value related to the RiskMetrics interest rate swap.

(o)	To record the stock portion of the Merger Consideration, at par, and to eliminate RiskMetrics’ common stock, at par, as follows:

(in thousands)
Eliminate RiskMetrics common stock	$(671)
Issuance of MSCI class A common stock	126

Total	$(545)

(p)	To eliminate RiskMetrics’ treasury stock.

(q)	To record the stock portion of the Merger Consideration, at fair value less par, and to eliminate RiskMetrics’ additional paid-in-capital, as follows:

(in thousands)
Eliminate RiskMetrics’ additional paid-in capital	$(493,772)
Issuance of MSCI class A common stock	421,694

Total	$(68,174)

(r)	To eliminate RiskMetrics’ accumulated deficit, and to record estimated non-recurring costs of MSCI for acquisition-related transaction costs and certain other costs, as follows:

(in thousands)
Eliminate RiskMetrics’ accumulated deficit	$175,012
Estimated remaining acquisition-related transaction costs assumed to be non-recurring	(18,436)
Estimated cost related to the retirement of MSCI Debt	(5,518)

(in thousands)
Estimated costs related to the retirement of the MSCI interest rate swaps	(4,198)
Estimated non-recurring fees related to setting up the new credit facility	(834)

Total	$146,026

No adjustment has been made for anticipated acquisition-related transaction costs to be incurred by RiskMetrics, which are estimated to be approximately $12.8 million.

(s)	To eliminate RiskMetrics’ accumulated other comprehensive expense and the accumulated other comprehensive expense component of the MSCI interest rate swap, as follows:

(in thousands)
Eliminate RiskMetrics’ accumulated other comprehensive expense	$10,668
Eliminate accumulated other comprehensive expense component of the MSCI interest rate swap	2,553

Total	$13,221

The unaudited pro forma combined basic and diluted earnings per share for the period presented are based on the combined basic and diluted weighted-average shares. The historical basic and diluted weighted average shares of RiskMetrics were assumed to be replaced by the shares and equivalents issued by MSCI to effect the Merger.

7. Forward-Looking Statements

These unaudited pro forma condensed combined financial statements may be deemed to be forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  These statements can generally be identified by forward-looking words such as “may,” “might,” “should,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “potential,” “continue,” “believes” and similar expressions, although some forward-looking statements are expressed differently. Such statements may include, but are not limited to, statements about the benefits of the merger between MSCI and RiskMetrics, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts.  These forward-looking statements are based largely on management's expectations and are subject to a number of risks and uncertainties.  Actual results could differ materially from these forward-looking statements.  MSCI does not undertake any obligation to update publicly or revise any forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the merger of MSCI and RiskMetrics will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of industry regulation and pending legislation that could affect the combined company; the risk that the businesses will not be integrated successfully; disruption from the merger of MSCI and RiskMetrics making it more difficult to maintain business and operational relationships; MSCI’s ability to accurately predict future market conditions; and the risk of new and changing regulation in the U.S. and internationally and the exposure to litigation and/or regulatory actions.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in MSCI’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2010, MSCI’s Quarterly Report on Form 10-Q for the three months ended February 28, 2010 filed with the SEC on April 8, 2010, RiskMetrics’ 2009 Annual Report on Form 10-K filed with the SEC on February 24, 2010, RiskMetrics’ Quarterly Report on Form 10-Q for the three months ended March 31, 2010 filed with the SEC on May 6, 2010 and MSCI’s Registration Statement on Form S-4, which was declared effective by the SEC on April 27, 2010, included in the “Risk Factors” section of each of these filings, and each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov).